Exhibit 10.4

Execution Version

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of May 3, 2023 (the “Effective Date”), is entered into by and among Prairie Operating Co., a Delaware corporation (the “Company”), Bristol Capital Advisors, LLC, a Delaware limited liability company (“Bristol”), Paul Kessler, an individual residing in the State of California (“Kessler”), Edward Kovalik, an individual residing in the State of Texas (“Kovalik”), and Gary Hanna, an individual residing in the State of Oklahoma (“Hanna” and together with Kovalik, the “Prairie Members”).

RECITALS

WHEREAS, in connection with, and effective upon, the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 24, 2022, by and among the Company, Prairie Operating Co., LLC, a Delaware limited liability company, and Creek Road Merger Sub, LLC, a Delaware limited liability company (such transactions, collectively, the “Merger,” and such agreement, as amended, restated, supplemented and/or modified from time to time, the “Merger Agreement”), the Company, Bristol, Kessler and the Prairie Members are entering into this Agreement to set forth certain understandings among themselves.

WHEREAS, Bristol is the investment advisor to Bristol Investment Fund, Ltd., an exempted company incorporated with limited liability under the Laws of the Cayman Islands, and certain other investment funds (collectively, together with Kessler and Bristol, the “Bristol Parties”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties (as defined below) agrees as follows:

AGREEMENTS

Article I

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms will have the meanings set forth in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, that when referring to the Company or any entity controlled by the Company, such term shall not include any entities other than the Company and any entities controlled by the Company. In addition to the foregoing, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse, and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with any of the foregoing individuals. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. For purposes of this Agreement, (i) the Company shall not constitute an Affiliate of any Party and (ii) no Party shall be deemed to be an Affiliate of another Party solely by reason of the execution and delivery of this Agreement.

“Beneficial Owner” means, with respect to any security, any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” will have correlative meanings.

“Board” means the Board of Directors of the Company.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable Law, the Company’s certificate of incorporation and bylaws and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors have in such capacity) necessary to cause such result, including (a) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (b) causing members of the Board (to the extent such members were designated by the Person obligated to undertake the Necessary Action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (c) executing agreements and instruments and (d) making or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result.

“Party” (or in plural form, “Parties”) means a party to this Agreement.

Article II

GOVERNANCE MATTERS

2.1 Board Designees.

(a) The Company, Kessler, Bristol and the Prairie Members will, and Kessler and Bristol will cause the other Bristol Parties to, use reasonable best efforts, including taking all Necessary Action, to cause the Board to cause the following nominees to be elected to serve as director on the Board:

(i) for so long as Bristol, Kessler and their respective Affiliates collectively Beneficially Own at least 50% of the number of shares of Common Stock collectively Beneficially Owned by such parties as of the Effective Date, up to one (1) nominee designated by Bristol and Kessler, collectively (the “Bristol Director”);

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(ii) for so long as the Prairie Members and their Affiliates collectively Beneficially Own at least 50% of the number of shares of Common Stock collectively Beneficially Owned by such parties as of the Effective Date, up to four (4) nominees designated by the Prairie Members (each, a “Prairie Director”);

(iii) for so long as the Prairie Members and their Affiliates collectively Beneficially Own at least 40% (but less than 50%) of the number of shares of Common Stock collectively Beneficially Owned by such parties as of the Effective Date, up to three (3) nominees designated by the Prairie Members;

(iv) for so long as the Prairie Members and their Affiliates collectively Beneficially Own at least 30% (but less than 40%) of the number of shares of Common Stock collectively Beneficially Owned by such parties as of the Effective Date, up to two (2) nominees designated by the Prairie Members; and

(v) for so long as the Prairie Members and their Affiliates collectively Beneficially Own at least 20% (but less than 30%) of the number of shares of Common Stock collectively Beneficially Owned by such parties as of the Effective Date, up to one (1) nominees designated by the Prairie Members.

(b) In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of a Bristol Director or a Prairie Director, then (i) Bristol and Kessler, with respect to a vacancy created by the death, disability, resignation or removal of a Bristol Director, or (ii) the Prairie Members, with respect to a vacancy created by the death, disability, resignation or removal of a Prairie Director, will be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as designees of Bristol and Kessler or the Prairie Members, as applicable, immediately following the filling of such vacancy, will not exceed the total number of persons Bristol and Kessler or the Prairie Members, as applicable, is entitled to designate pursuant to Section 2.1(a) on the date of such replacement designation. The Company, Bristol, Kessler and the Prairie Members will, and Bristol and Kessler will cause the other Bristol Parties to, take all Necessary Action to cause such replacement designee to become a member of the Board.

2.2 Restrictions on Other Agreements. For the avoidance of doubt, the rights granted to Bristol and Kessler and the Prairie Members to designate members of the Board are additive to, and not intended to limit in any way, the rights that Bristol, Kessler, the Prairie Members or any of their respective Affiliates may have to nominate, elect or remove directors under the Company’s certificate of incorporation, the Company’s bylaws or the Delaware General Corporation Law.

2.3 Laws and Regulations. Nothing in this Article II shall be deemed to require that any Party, or any Affiliate thereof, act or be in violation of any applicable provision of Law, legal duty (including fiduciary duty) or requirement, or rule of any national securities exchange.

2.4 Independence Requirements. The Company, Bristol, Kessler and the Prairie Members shall, and Bristol and Kessler shall cause the other Bristol Parties to, use reasonable best efforts, including taking all Necessary Action, to cause the Board to satisfy, in the determination of the Board, the applicable independence requirements, rules or tests of any national securities exchange on which the Common Stock is then listed in a manner that preserves the relative designation rights contemplated under this Article II.

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2.5 Indemnity Agreements. Simultaneously with any person designated in accordance with this Agreement becoming a director, the Company shall execute and deliver to each such director a customary director indemnification agreement dated the date such director becomes a director of the Company.

2.6 Termination. This Agreement will terminate at such time as the Parties no longer hold any shares of Common Stock.

Article III

MISCELLANEOUS

3.1 Effectiveness. This Agreement will be deemed to be effective concurrently with the effectiveness of the Merger. However, to the extent the Merger does not occur, the provisions of this Agreement will be without any force or effect.

3.2 Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by electronic mail with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses and marked to the attention of the individual (by name or title) designated below (or to such other address or individual as a Party may designate by notice to the other Parties); provided, that if notice or any other communication is provided to any addressee pursuant to subclauses (a) or (c) of this Section 3.2, such notifying Party shall also send such notice or communication to the addressee by electronic mail promptly thereafter:

(i)	If to the Company, to:

Prairie Operating Co.

35 E. Horizon Ridge Pkwy

Suite 110 - 502

Henderson, Nevada 89002-7906

Attention: John D. Maatta

Email: jdmaatta@gmail.com

with a copy to (which shall not constitute notice hereunder):

Baker & McKenzie LLP

1900 North Pearl Street, Suite 1500

Dallas, TX 75201

Attention: Roger W. Bivans

Email: roger.bivans@bakermckenzie.com

and

Baker & McKenzie LLP

700 Louisiana Street, Suite 3000

Houston, TX 77002

Attention: Jeremy Moore

Email: jeremy.moore@bakermckenzie.com

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(ii)	If to Bristol, to:

Bristol Capital Advisors, LLC

555 Marin Street, Suite 140

Thousand Oaks, CA 91360

Attention: Paul Kessler, Chief Executive Officer

Email: pkessler@bristolcompanies.net

with a copy to (which shall not constitute notice hereunder):

Bristol Capital Advisors, LLC

555 Marin Street, Suite 140

Thousand Oaks, CA 91360

Attention: Amy Wang, General Counsel

Email: amy@bristolcompanies.net

(iii)	If to Kessler, to:

c/o Bristol Capital Advisors, LLC

555 Marin Street, Suite 140

Thousand Oaks, CA 91360

Attention: Paul Kessler, Chief Executive Officer

Email: pkessler@bristolcompanies.net

with a copy to (which shall not constitute notice hereunder):

Bristol Capital Advisors, LLC

555 Marin Street, Suite 140

Thousand Oaks, CA 91360

Attention: Amy Wang, General Counsel

Email: amy@bristolcompanies.net

(iv)	If to the Prairie Members, to:

Prairie Operating Co., LLC

8636 N. Classen Boulevard

Oklahoma City, OK 73114

Attention: Gary Hanna; Edward Kovalik

Email: gh@prairieopco.com; ek@prairieopco.com

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with a copy to (which shall not constitute notice hereunder):

Vinson & Elkins LLP

845 Texas Avenue, Suite 4700

Houston, TX 77002

Attention: T. Mark Kelly; Crosby Scofield

Email: mkelly@velaw.com; cscofield@velaw.com

3.3 Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by the Parties and that identifies itself as an amendment to this Agreement.

3.4 Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof and thereof.

3.5 Permitted Assignments. Notwithstanding Section 3.6, any Party (or any assignee thereof to whom the rights and obligations of such Party have been assigned in accordance with this Section 3.5) (other than the Company) shall be permitted to assign the rights (but only with all related obligations) of such Party under Article II (and any related section of this Agreement) to any Affiliate of such Party that agrees in writing to be bound by this Agreement by execution of a joinder hereto reasonably acceptable to the Company (which such execution shall be deemed, for all purposes, to be the execution of this Agreement) and the Company is provided with an executed copy of such joinder and is notified of the change in the applicable Person party to this Agreement. For the avoidance of doubt, only one Person shall be Bristol, only one Person shall be Kessler, only one Person shall be Kovalik and only one Person shall be Hanna under this Agreement at any given time.

3.6 Other Provisions. The provisions set forth in Section 10.4 (Waiver and Remedies), Section 10.6 (Assignment and Successors and No Third Party Rights), Section 10.7 (Severability), Section 10.10 (Governing Law), Section 10.11 (Specific Performance), Section 10.12 (Jurisdiction and Service of Process), Section 10.13 (Waiver of Jury Trial) and Section 10.16 (Counterparts) of the Merger Agreement shall apply to this Agreement mutatis mutandis.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

PRAIRIE OPERATING CO.

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

Signature Page to

Stockholders Agreement

BRISTOL:

BRISTOL CAPITAL ADVISORS, LLC

By:	/s/ Paul Kessler
Name:	Paul Kessler
Title:	Chief Executive Officer

PAUL KESSLER:

By:	/s/ Paul Kessler
Name:	Paul Kessler

Signature Page to

Stockholders Agreement

PRAIRIE MEMBERS:

EDWARD KOVALIK

By:	/s/ Edward Kovalik
Name:	Edward Kovalik

GARY HANNA

By:	/s/ Gary Hanna
Name:	Gary Hanna

Signature Page to

Stockholders Agreement